Exhibit 99.2

RARE ELEMENT RESOURCES LTD.

UP TO 129,033,678 COMMON SHARES
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE RIGHTS
TO SUBSCRIBE FOR SUCH SHARES

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., EASTERN TIME,
ON MARCH 4, 2026, SUBJECT TO EXTENSION UNTIL A DATE NO LATER THAN MARCH 6, 2026, OR EARLIER TERMINATION.

February 6, 2026

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Rare Element Resources Ltd. (the “Company”) of common shares, without par value (the “Common Shares”) of the Company, pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of Common Shares on January 30, 2026 (the “Record Date”). The Rights and Common Shares are described in the accompanying prospectus supplement, dated February 6, 2026 (the “Prospectus Supplement”) covering the Rights and the Common Shares issuable upon their exercise. The Prospectus Supplement does not constitute a “prospectus” for the purposes and within the meaning of Canadian securities laws.

In the Rights Offering, the Company is offering an aggregate of 129,033,678 Common Shares, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on March 4, 2026 (the “Expiration Date”), subject to extension until a date no later than March 6, 2026, or earlier termination.

As described in the Prospectus Supplement, each beneficial owner of Common Shares registered in the name of such beneficial owner or the name of a nominee is entitled to twenty-five hundredths (or 0.25) of a Right for each Common Share owned, on the Record Date. Each whole Right allows the holder thereof to subscribe for one Common Share (the “Basic Subscription Privilege”) at the cash price of US$0.24 per share (the “Subscription Price”).

If a Rights holder purchases all of the Common Shares available to it pursuant to its Basic Subscription Privilege, it may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase Common Shares that are not purchased by holders through the exercise of their Basic Subscription Privileges prior to 5:00 p.m., Eastern Time, on the Expiration Date (such shares, the “Unsubscribed Shares”). To the extent the number of Unsubscribed Shares is not sufficient to satisfy all of the properly exercised Oversubscription Privilege requests, then the available Unsubscribed Shares will be prorated among those who properly exercised their Oversubscription Privilege based on the number of shares each Rights holder subscribed for under the Oversubscription Privilege. Each Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of additional Common Shares equal to the lesser of (1) the number of Common Shares subscribed for by the Rights holder under the Oversubscription Privilege and (2) the number calculated in accordance with the following formula: x(y/z), where x = the aggregate number of Common Shares available through unexercised Rights after giving effect to the Basic Subscription Privilege; y = the number of Rights exercised by the Rights holder under the Basic Subscription Privilege; and z = the aggregate number of Rights exercised under the Basic Subscription Privilege by holders of the Rights that have subscribed for Common Shares under the Oversubscription Privilege. To the extent that the number of Rights that are distributed to you on the Record Date is not a whole number, the Common Shares issuable upon exercise of the Basic Subscription or Oversubscription Privilege will be rounded down to the nearest whole share for purposes of determining the number of Common Shares for which you may subscribe.

As an illustrative example as to the mechanics of the Rights Offering, if you own 1,000 of the Common Shares on the Record Date, you will receive Rights under the Basic Subscription Privilege enabling you to purchase up to 250 Common Shares at US$0.24 per share. If you exercise your Basic Subscription Privilege to purchase all (but not less than all) of the 250 Common Shares, you could also exercise your Oversubscription Privilege to purchase additional Common Shares that remain unsubscribed for as a result of any other shareholders not exercising their Basic Subscription Privilege, subject to the pro rata allocation of shares among Rights holders properly exercising their Oversubscription Privilege.

Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Privilege and its Oversubscription Privilege. Because the Company will not know the total number of Unsubscribed Shares prior to the Expiration Date, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to the Rights holder’s Oversubscription Privilege, such holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Common Shares available to the Rights holder, assuming that no holders other than such Rights holder purchases any Common Shares pursuant to the Basic Subscription Privilege and Oversubscription Privilege. Any excess subscription payments received by Computershare Investor Services Inc. (the “Subscription Agent”) will be returned, without interest or deduction, as soon as practicable after the termination of the Rights Offering.

The Company can provide no assurances that each Rights holder will actually be entitled to purchase the number of Common Shares issuable upon the exercise of its Oversubscription Privilege in full. The Company will not be able to satisfy a Rights holder’s exercise of the Oversubscription Privilege if the Rights Offering is subscribed in full, and the Company will only honor an Oversubscription Privilege to the extent sufficient Common Shares are available following the exercise of Rights under the Basic Subscription Privileges, subject to the limitations set forth below:

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Oversubscription Privilege is less than the amount the Rights holder actually paid in connection with the exercise of the Oversubscription Privilege, the Rights holder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Date, and the Rights holder’s excess subscription payment received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable after the Expiration Date.

•	To the extent the amount the Rights holder actually paid in connection with the exercise of the Oversubscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Rights holder pursuant to the Oversubscription Privilege, such Rights holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Oversubscription Privilege. See “The Rights Offering—Oversubscription Privilege.”

The Company is asking persons who hold Common Shares beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, custodian bank, or other nominee, as well as persons who hold certificates of Common Shares directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Enclosed are copies of the following documents:

1.	The Prospectus Supplement;

2.	A letter to Company shareholders as to the use of Rights certificates; and

3.	A form of letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or the name of your nominee (including a Beneficial Owner Election Form), with an attached form of instructions.

Your prompt action is requested. To exercise the Rights, you should deliver payment of the Subscription Price in full for each Common Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Date. A Rights holder cannot revoke, change or cancel the exercise of its Rights. Rights not exercised prior to 5:00 p.m., Eastern Time, on the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from the Subscription Agent. The Subscription Agent may be contacted by telephone toll free at 1-800-564-6253 or by international direct dial at (514) 982-7555 or by email at corporateactions@computershare.com. Any questions or requests for assistance concerning the Rights Offering should be directed to the Subscription Agent.

Very truly yours,

Rare Element Resources Ltd.

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